Exhibit 23




                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of James River Corporation of Virginia on Form S-8 (File No. 33-50284) of our report dated June 20, 1994, on our audits of the financial statements of the James River Corporation of Virginia Stock Purchase Plan as of December 31, 1993 and 1992, and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.



                              COOPERS & LYBRAND


Richmond, Virginia
June 27, 1994